Exhibit 10.4

north atlantic holding company, inc.
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of the ____ day of ___________, 2008, by and between North Atlantic Holding Company, Inc., a Delaware corporation ("Corporation"), and ______________________, an employee, consultant or director of the Corporation or a subsidiary of the Corporation ("Optionee").

RECITALS:

The Corporation has adopted the 2006 Equity Incentive Plan (“Plan”) to enhance the ability of the Corporation and its subsidiaries to secure and retain the services of persons eligible to participate in the Plan and to provide incentives for such persons to exert efforts for the success of the Corporation.

The Corporation desires to grant Optionee an option to acquire shares of the Corporation’s common stock, par value $.01 per share (“Common Stock) pursuant to the terms and conditions of the Plan and this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.             Grant of Option; Exercise Price.

(a)                Grant. The Corporation hereby grants to Optionee, as a matter of separate inducement and agreement in connection with Optionee's service to the Corporation or a subsidiary of the Corporation, and not in lieu of any salary or other compensation for Optionee's services, the right and option to purchase ("Option") all or any part of an aggregate of __________________ shares of the Corporation’s Common Stock ("Option Shares"), on the terms and conditions set forth herein and in the Plan, subject to adjustment as provided in Section 10 of the Plan, at a purchase price per share of $____ ("Exercise Price"). The Exercise Price is equal to the Fair Market Value of the Common Stock on the date hereof, which is the date on which the Option was granted to Optionee ("Option Date"). This Option is not intended to qualify as an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)               Vesting. Subject to the earlier termination of the Option as provided in Section 4 of this Agreement or as otherwise provided in this Agreement or the Plan, the Option shall vest and become exercisable as follows:

Vesting Date	% of Option Shares
Option Date (__/__/2008)	50.00%
1st Anniversary of Option Date (__/__/2009)	16.66%
2nd Anniversary of Option Date (__/__/2010)	16.66%
3rd Anniversary of Option Date (__/__/2011)	16.68%

2.             Term of Option. The Option shall continue for a term of 10 years from the Option Date, unless sooner terminated as provided in Section 4 hereof or as otherwise provided in this Agreement or the Plan ("Termination Date").

3.             Manner of Exercise. At any time and from time to time prior to the time when the Option expires or is otherwise cancelled under the Plan or this Agreement, the exercisable portion of the Option may be exercised in whole or in part; provided, however, that the Corporation shall not be required to issue fractional shares. During the lifetime of the Optionee, only the Optionee may exercise the Option; provided, however, that the Optionee’s Eligible Representative may exercise the Option during the period of the Optionee’s Disability. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when such Option or portion thereof becomes unexercisable under the Plan or this Agreement, be exercised by the Optionee’s Eligible Representative. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Corporation of all of the following prior to the time when such Option or such portion expires or is otherwise cancelled under the Plan or this Agreement:

(i)               Notice in writing signed by the Optionee or the Optionee’s Eligible Representative, stating that such Option or portion thereof is exercised, and specifically stating the number of Option Shares with respect to which the Option or portion thereof is being exercised;

(ii)              A copy of the Stockholders’ Agreement signed by the Optionee or the Optionee’s Eligible Representative, as applicable;

(iii)             Full payment of the Exercise Price of the Option Shares with respect to which such Option (or portion thereof) is thereby exercised in accordance with any method prescribed by Section 8 of the Plan;

(iv)             The payment to the Corporation of all amounts necessary to satisfy any and all Federal, state and local tax withholding requirements arising in connection with the exercise of the Option in accordance with any method prescribed by Sections 8 and 12(d) of the Plan;

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(v)              Such representations and documents as the Corporation’s Board of Directors deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other Federal or state securities laws or regulations. The Board of Directors may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(vi)              In the event that the Option or portion thereof shall be exercised pursuant to Section 6(b) of the Plan by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

4.             Exercise of Option Upon Termination of Service.

(a)                Termination of Service (Except for Cause). In the event the Optionee’s Service terminates for any reason other than for Cause, any Options to the extent vested as of the date of such termination shall expire on the earliest of: (i) the expiration of their term; (ii) twelve (12) months following such termination as a result of death or Disability if the Corporation is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (“1934 Act”) on the date of the Optionee’s death or Disability; (iii) twenty-four (24) months following such termination as a result of death of Disability if the Corporation is not subject to the periodic reporting requirements of the 1934 Act on the date of the Optionee’s death or Disability; and (iv) three (3) months following such termination for any other reason. Any Options to the extent unvested as of the date of such termination shall immediately expire and lapse upon such termination. Notwithstanding the foregoing, except as limited by Section 409A of the Code, the Board of Directors may extend the term of any outstanding Option (but not beyond the expiration date) in connection with a termination of the Optionee’s Service for any reason other than for Cause, or amend any other term or condition of such Option relating to such termination.

(b)               Termination of Service (for Cause). In the event the Optionee’s Service is terminated for Cause or Cause exists on the date the Optionee’s Service terminates, the Option (including any Option Shares which have not been delivered to the Optionee) shall be cancelled and forfeited immediately on the date of such termination, and the Corporation shall return to the Optionee the Exercise Price (if any) paid for any such undelivered Option Shares. Should an Optionee die at a time when Cause exists but prior to the date the Optionee’s Service is terminated for Cause, the Option (including any exercised Options for which shares have not been delivered to the Optionee) shall be cancelled and forfeited immediately as of the date of the Optionee’s death.

(c)                Leave of Absence. For purposes of this Section 4, Service shall be deemed to continue while an Optionee is on a bona fide leave of absence, if such leave is approved by the Corporation in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Board of Directors).

5.             Exercise Upon Change of Control. In the event of a Change in Control, this Option shall become fully vested and immediately exercisable.

6.             Agreement Does Not Grant Retention Rights. Neither the granting of the Option, nor the exercise thereof, shall be construed as conferring upon the Optionee any right to continue to be employed by or otherwise serve the Corporation or any subsidiary of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any subsidiary of the Corporation) or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee’s employment or service to the Corporation or any subsidiary of the Corporation at any time and for any reason, with or without Cause.

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7.             Additional Provisions.

(a)                Withholding. As a condition to the exercise of the Option, Optionee shall make such arrangements as the Corporation may require for the satisfaction of any Federal, state, local or foreign withholding obligations that may arise in connection with such exercise. The Corporation shall be permitted to make appropriate withholdings from any and all sums due and owing to the Optionee for Federal, state and local income or other taxes that are due in connection with the exercise of the Option. The Optionee shall also make such arrangements as the Corporation may require for the satisfaction of any Federal, state, local or foreign withholding obligations that may arise in connection with the disposition of Option Shares acquired upon exercise of the Option.

(b)               No Rights as a Stockholder; Transfer Restrictions. The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Corporation in respect of any Option Shares unless and until the Optionee has signed the Stockholders’ Agreement provided by the Board of Directors and such shares have been issued by the Corporation to the Optionee. If the Optionee is not a party to the Stockholders’ Agreement at the time of exercise of the Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Optionee enter into the Stockholders’ Agreement. Shares acquired upon exercise of the Option shall be subject to the terms and conditions of the Stockholders’ Agreement.

(c)                Option Not Transferable Except in Event of Death. The Option may not be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution or in the case of a transfer by the Optionee with the prior written consent of the Board of Directors in its sole discretion. The Option may not be subject to execution or other similar process. If the Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of the Optionee's rights hereunder, except as provided herein, or in the event of any levy, attachment, execution or similar process upon the rights or interests hereby conferred, the Corporation may, in its sole and absolute discretion, terminate the Option by notice to Optionee and it shall thereupon become null and void.

(d)               Option Terminates Upon Termination Date. Notwithstanding any provision contained herein to the contrary, this Option shall terminate and become null and void and of no effect after the Termination Date.

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(e)                Incorporation of Plan. This Agreement is, and shall be in all respects, subject to the terms and conditions of the Plan, a copy of which the Optionee acknowledges receiving prior to the execution hereof. In the event of any conflict in terms between this Agreement and the Plan, the terms of the Plan shall be controlling.

(f)                Securities Law Requirements. Option Shares may not be issued unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, State securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Corporation’s securities may then be traded. The Corporation shall not be obligated to file any registration statement under any applicable securities laws to permit the issuance of any Option Shares, and accordingly any certificates for Option Shares may bear an appropriate legend or statement of applicable restrictions applicable to such shares. As a condition to the issuance of the Option Shares, the Optionee must deliver to the Corporation an agreement or certificate containing such representations, warranties and covenants as the Corporation may deem necessary or appropriate to ensure that the issuance of the Option Shares is not required to be registered under any applicable securities laws

(g)               Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

(h)               Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state. Optionee and the Corporation irrevocably agree that any legal action or proceeding arising out of or relating to this Agreement may be brought and determined in any court of the Commonwealth of Kentucky or Federal court sitting in Louisville, Kentucky, and Optionee and the Corporation each irrevocably submit to the jurisdiction of the aforesaid courts in any legal action or proceeding arising out of or relating to this Agreement. Optionee and the Corporation irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that such party may have to venue or the convenience of the forum of any action with respect to this Agreement in any court of the Commonwealth of Kentucky or Federal court sitting in Louisville, Kentucky.

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(i)                 Defined Terms. All defined terms used herein which are defined in the Plan shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NORTH ATLANTIC HOLDING COMPANY, INC.

By:

Title:
("Corporation")

(“Optionee”)

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